SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 16, 2004

                                CN BANCORP, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


       Maryland                    333-100460                52-1954386
---------------------- ------------------------------ -------------------------
(State or other               (Commission File No.)        (IRS Employer
jurisdiction of                                        Identification Number)
incorporation)

                7401 Ritchie Highway, Glen Burnie, Maryland 21060
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (410) 760-7000
                                  -------------

                                 Not Applicable.
                                 ---------------
          (Former name or former address, if changed since last report)



         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry of a Material Definitive Agreement

On December 13, 2004, the Board of Directors of County National Bank (Bank), a subsidiary of CN Bancorp, Inc., approved a "Unfunded Deferred Compensation
Agreement" under which directors of the Bank can voluntarily defer their director's fees for 2005 until their termination of service as a director. It is expected that one or more directors of the Bank may elect to defer fees under the agreement. The current rate of fees expected to be paid to each director in 2005 will average approximately $9,500 per year. Under the agreement, directors would be credited with interest on the deferred fee balance at the rate paid by the Bank for retail one year certificates of deposit at December 31, 2004, plus 25 basis points. The form of agreement is attached as Exhibit 10.1 hereto.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                           CN BANCORP, INC.

                                           /s/ Jan W. Clark
                                           ----------------
Dated: December 16, 2004                   President and Chief Executive Officer


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